Exhibit 4.6

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

Dated as of June 6, 2013

among

US AIRWAYS, INC.,

and

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the

Pass Through Trust Agreements,

Subordination Agent, Paying Agent, and

Indenture Trustee under each Trust Indenture

WILMINGTON TRUST COMPANY, NATIONAL ASSOCIATION.

as Escrow Agent

Schedules

Schedule I	Aircraft

Annex

Annex A	Definitions

Exhibits

Exhibit A	Form of Participation Agreement Amendment
Exhibit B	Form of Indenture Amendment
Exhibit C	Form of Intercreditor Amendment
Exhibit D	Form of Opinion of Latham & Watkins LLP
Exhibit E	Form of Opinion of Squire, Sanders & Dempsey, L.L.P.
Exhibit F-1	Form of Opinion of Morris James LLP
Exhibit F-2	Form of Opinion of Morris James LLP
Exhibit G	Form of Opinion of Daugherty, Fowler, Peregrin, Haught & Jenson

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of June 6, 2013 (the “Agreement”), among (i) US AIRWAYS, INC., a Delaware corporation (the “Company”), (ii) WILMINGTON TRUST COMPANY (“WTC”), a Delaware trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Pass Through Trustee”) under each of the three separate Pass Through Trust Agreements, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement and as indenture trustee (in such capacity together with its successors in such capacity, the “Indenture Trustee”) under each Trust Indenture, (iii) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as Escrow Agent (in such capacity together with its succesors in such capacity, the “Escrow Agent”) under each of the Escrow and Paying Agent Agreements (as defined below), and (iv) WILMINGTON TRUST COMPANY, a Delaware trust company, as Paying Agent (in such capacity together with its successors in such capacity, the “Paying Agent”) under each of the Escrow and Paying Agent Agreements.

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, on December 13, 2012, the Company caused the Class A Pass Through Trustee and the Class B Pass Through Trustee to issue and sell an aggregate principal amount of $546,184,000 of Class A Certificates and Class B Certificates. The proceeds from the sale of the Class A Certificates and Class B Certificates were deposited with the Class A Depositary and Class B Depositary, respectively, in accordance with the Class A/B Note Purchase Agreement, the Class A Deposit Agreement and the Class B Deposit Agreement and a portion of such Deposits has been used by the Class A Pass Through Trustee and the Class B Pass Through Trustee to purchase Series A Equipment Notes and Series B Equipment Notes, respectively, issued by the Company and secured by the Owned Aircraft (as defined below) (the “Prior Series”).

WHEREAS, the agreements relating to the Class A Certificates and Class B Certificates permit the Company to issue Series C Equipment Notes secured by the Aircraft but subordinated to the Series A Equipment Notes and the Series B Equipment Notes, subject to the terms and conditions of the Trust Indentures and the Intercreditor Agreement, and the Company now wishes to issue and sell such Series C Equipment Notes;

WHEREAS, the Company (i) is currently the owner of the aircraft listed in Part A of Schedule I hereto (the “Owned Aircraft”), which are subject to an existing security interest in favor of the Indenture Trustee under the applicable Indentures, and (ii) has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the aircraft listed in Part B of Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the “New Aircraft”);

WHEREAS, pursuant to the Basic Pass Through Trust Agreement as supplemented by the Trust Supplement 2012-2C between the Pass Through Trustee and the Company (the “Class C Pass Through Trust Agreement”), and concurrently with the execution and delivery of this Agreement, a grantor trust (the “Class C Pass Through Trust”) has been created to facilitate the transactions contemplated hereby, including, without limitation, the issuance and sale of an additional class of pass through certificates pursuant thereto (the “Class C Certificates”);

WHEREAS, in connection with the issuance of the Class A Certificates and the Class B Certificates, the Subordination Agent, the Class A Pass Through Trustee, the Class B Pass Through Trustee and the liquidity provider for the Class A Certificates and the Class B Certificates entered into the Intercreditor Agreement dated as of December 13, 2012, and such Intercreditor Agreement will be amended pursuant to the Amendment No. 1 to Intercreditor Agreement dated as of the date hereof (the “Intercreditor Amendment”) in the form provided in Exhibit C hereto to add the Class C Pass Through Trustee as a party to the Intercreditor Agreement and to provide for certain additional amendments to give effect to the issuance of the Class C Certificates (as so amended, the “Intercreditor Agreement”);

WHEREAS, the Company has entered into the Underwriting Agreement, dated as of November 29, 2012 (the “Underwriting Agreement”) with the Underwriter named therein (the “Underwriter”), which provides that the Company will cause the Class C Pass Through Trustee under the Class C Pass Through Trust to issue and sell the Class C Certificates to the Underwriter on the Issuance Date;

WHEREAS, US Airways Group, Inc., a Delaware corporation, will confirm its Guarantee of the payment obligations of the Company under the Trust Indentures, the Participation Agreements and the Equipment Notes (including the Series C Equipment Notes) pursuant to a guarantee confirmation dated as of the Issuance Date (the “Guarantee Confirmation”) ;

WHEREAS, as required by the Underwriting Agreement and the Note Purchase Agreement dated December 13, 2012 relating to the Class A Certificates and the Class B Certificates, the Company has obtained written confirmation from the Rating Agencies that the terms of the Class C Certificates will not result in a withdrawal, suspension or downgrading of the ratings of the Class A Certificates or Class B Certificates; and

WHEREAS, pursuant to the terms of the Class C Pass Through Trust Agreement and this Agreement, on the date of this Agreement the Class C Pass Through Trustee will purchase, and the Company will issue and sell, the Series C Equipment Notes in the respective principal amounts listed in Schedule I hereto, which shall be secured by the related Aircraft set forth in such Schedule.

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agent and the Depositary have entered into the Deposit Agreement, dated as of the date hereof (the “Class C Deposit Agreement,” together with the Class A Deposit Agreement and Class B Deposit Agreement, the “Deposit Agreements”), whereby the Escrow Agent agreed to direct the Underwriter to make certain deposits referred to therein on the Issuance Date in the amount of the proceeds from the sale of the Certificates not used to purchase Series C Equipment Notes on the Issuance Date (the “Initial Deposits”) and to permit the Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the “Deposits”) and (ii) the Pass Through Trustee, Underwriter, Paying Agent and Escrow Agent have entered into the Escrow and Paying Agent Agreement, dated as of the date hereof (the “Escrow and Paying Agent Agreement”), whereby, among other things, (a) the Underwriter agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the Escrow Agent and (b) the Escrow Agent, upon the Depositary receiving such amount, agreed to deliver escrow receipts to be affixed to each Certificate.

WHEREAS, upon receipt of a Closing Notice, subject to the terms and conditions of this Agreement, the Pass Through Trustee will enter into the applicable Participation Agreement Amendment and Indenture Amendment relating to each Aircraft.

WHEREAS, upon the financing of each New Aircraft hereunder, the Pass Through Trustee will fund its purchase of Series C Equipment Notes with the proceeds of one or more Deposits withdrawn by the Escrow Agent under the Class C Deposit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Sale of Series C Equipment Notes on the Issuance Date. Subject to the satisfaction of the conditions set forth in Section 2, at the closing under the Underwriting Agreement, simultaneously with the purchase and sale of the Class C Certificates thereunder, the applicable parties hereto shall take the following actions:

(a) the Company, the Class C Pass Through Trustee and the Subordination Agent shall enter into the Intercreditor Amendment;

(b) the Company, the Class A Pass Through Trustee, the Class B Pass Through Trustee, the Class C Pass Through Trustee, the Subordination Agent and the Indenture Trustee shall enter into a Participation Agreement Amendment with respect to each Participation Agreement in substantially the form provided in Exhibit A hereto “Participation Agreement Amendment”);

(c) the Company and the Indenture Trustee shall enter into an Indenture Amendment with respect to each Trust Indenture in substantially the form provided in Exhibit B hereto (the “Indenture Amendment”);

(d) the Company shall issue pursuant to each Trust Indenture, as amended by the applicable Indenture Amendment, a Series C Equipment Note in the principal amount set forth in Schedule I hereto corresponding to such Trust Indenture, the Indenture Trustee under such Trust Indenture shall authenticate such Series C Equipment Note and the Company shall deliver such Series C Equipment Note, against receipt of the payment referred to in Section 1(e), to the Subordination Agent, to be held for the benefit of the Class C Pass Through Trustee in accordance with the Intercreditor Agreement; and

(e) The Class C Pass Through Trustee shall pay or cause to be paid to the Company $40,106,000, by wire transfer of immediately available funds.

SECTION 1A. Financing of Aircraft. (a) The Company confirms that (i) it currently owns the Owned Aircraft and (ii) it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the New Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance the New Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

(b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two Business Days’ prior notice substantially in the form of Exhibit A hereto (a “Closing Notice”) of the scheduled closing date (the “Scheduled Closing Date”) (or, in the case of a substitute Closing Notice under Section 1A(e) or (f) hereof, one Business Day’s prior notice) in respect of the financing of each New Aircraft under this Agreement, which notice shall:

(i) specify the Scheduled Closing Date of such New Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in Section 1A(f) hereof, the date (the “Funding Date”) on which the financing therefor in the manner provided herein shall be consummated);

(ii) instruct each Pass Through Trustee being requested to purchase Equipment Notes pursuant to such Closing Notice (the “Applicable Pass Through Trustees”) to enter into the Participation Agreement included in the Financing Agreements with respect to such New Aircraft in such form and at such a time on or before the Funding Date specified in such Closing Notice and to perform its obligations thereunder;

(iii) instruct the Class C Pass Through Trustee to instruct the relevant Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued to such Pass Through Trustee in connection with the financing of such New Aircraft; and

(iv) specify the aggregate principal amount of each series of Equipment Notes, if any, to be issued, and purchased by the Applicable Pass Through Trustees, in connection with the financing of such New Aircraft scheduled on such Funding Date (which shall in all respects comply with the Required Terms).

(c) Upon receipt of a Closing Notice, the Applicable Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their respective obligations under the Participation Agreement specified in such Closing Notice, provided that such Participation Agreement and the Trust Indenture to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed to the Class A/B Note Purchase Agreement in all material respects and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the Applicable Pass Through Trustees on or before the relevant

Funding Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent New Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Required Terms. Notwithstanding the foregoing, a Trust Indenture may be modified to the extent required for the issuance of Equipment Notes pursuant to Section 4(a)(v) of this Agreement, subject to the terms of such Section and Section 9.1(c) of the Intercreditor Agreement. The Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any such Rating Agency Confirmation. With respect to each New Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as indenture trustee under the Trust Indenture) to execute as Indenture Trustee the Financing Agreements relating to such Aircraft to which such Indenture Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to such Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Indenture Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

(d) The Company agrees that all Equipment Notes issued pursuant to any Trust Indenture shall initially be registered in the name of the Subordination Agent on behalf of the Applicable Pass Through Trustee.

(e) If, after giving any Closing Notice, there shall be a delay in the delivery of the New Aircraft referred to therein, or if on the Scheduled Closing Date of the New Aircraft referred to therein the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Depositary prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto and the Depositary a substitute Closing Notice specifying the date to which the financing of such New Aircraft (or of another New Aircraft of the same model in lieu thereof) shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each of the Class A, Class B and Class C Pass Through Trustees to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each Applicable Pass Through Trustee shall comply with its obligations under Section 5.01 of each of the Trust Supplements and thereafter the financing of such New Aircraft, as specified in such substitute Closing Notice, shall take place on the re-scheduled Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

(f) Anything in this Section 1A to the contrary notwithstanding, the Company shall have the right to accept delivery of a New Aircraft under the Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such New Aircraft and promptly thereafter give the parties hereto and the Depositary a Closing Notice specifying a

Funding Date not later than 90 days after the Delivery Date of such New Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1A(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Funding Date therefor except the related Financing Agreements shall be amended to reflect the original delivery of such New Aircraft to the Company.

(g) If the scheduled delivery date from the Manufacturer for any New Aircraft is delayed more than 30 days beyond the last day of the month set forth opposite such New Aircraft under the heading “Scheduled Delivery Months” in Part B of Schedule I hereto, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a “Substitute Aircraft”): (i) a Substitute Aircraft must be of the same model as the New Aircraft being replaced and (ii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any New Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the New Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such New Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such New Aircraft.

(h) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any New Aircraft or Substitute Aircraft.

(i) Anything herein to the contrary notwithstanding, and except for any Equipment Notes purchased on the Issuance Date, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to the Class C Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

SECTION 2. Conditions Precedent. The obligations of the Pass Through Trustees, the Subordination Agent and the Indenture Trustee to take the actions set forth in Section 1 are subject to the satisfaction of the following conditions:

(a) the Pass Through Trustees, the Subordination Agent and the Indenture Trustee shall have received the following documents;

(i) this Agreement;

(ii) the Guarantee Confirmation;

(iii) the broker’s report and insurance certificates described in Section E of Annex B of the Trust Indenture with respect to each Owned Aircraft;

(iv) an officer’s certificate of the Company, dated as of the Issuance Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Issuance Date (or, to the extent that any such representation and warranty expressly related to an earlier date, true and correct as of such earlier date); and

(v) the following opinions of counsel, in each case, dated the Issuance Date:

(A) an opinion of Latham & Watkins LLP, special counsel to the Owner, substantially in the form of Exhibit D;

(B) an opinion of Squire, Sanders & Dempsey, L.L.P., regulatory counsel to the Owner, substantially in the form of Exhibit E;

(C) the opinions of Morris James LLP, special counsel to the Indenture Trustee and the Pass Through Trustees, each substantially in the forms of Exhibits F-1 and F-2, respectively; and

(D) an opinion of Daugherty, Fowler, Peregrin, Haught & Jenson, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit G;

(b) the Indenture Trustee with respect to each Trust Indenture shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines secured under such Trust Indenture and to enforce any of its other rights or remedies as provided in such Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor;

(c) on the Issuance Date the Indenture Amendments shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act; and

(d) no Triggering Event shall have occurred

SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

(i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement, the Intercreditor Amendment, each Participation Agreement Amendment, each Indenture Amendment and each Series C Equipment Note referred to in Section 1 hereof (each of the foregoing documents herein called a “Transaction Document” and collectively, the “Transaction Documents”) and to carry out the obligations of the Company under this Agreement and each other Transaction Document to which it will be a party;

(ii) the execution and delivery by the Company of this Agreement and each other Transaction Document and the performance by the Company of its obligations under this Agreement and each other Transaction Document have been duly authorized by the Company and will not (A) violate any provision of its Certificate of Incorporation or by-laws, (B) violate any Law applicable to or binding on the Company or (C) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indentures) upon any Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditions sales contract, lease, loan or other material agreement, instrument or document to which it is a party or by which it or any of its properties is bound;

(iii) the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company on the Issuance Date of the transactions contemplated hereby and thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (A) any trustee or other holder of any debt of the Company and (B) any Government Entity, other than (1) the filings and recordations referred to in Section 3(a)(v) and (2) filings, recordations, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it;

(iv) this Agreement constitutes, and each other Transaction Document when executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(v) except for the filing for recordation (and the recordation) of the Indenture Amendments under the Act and the filing of continuation statements to continue effectiveness of the “Financing Statements” (as defined in each Trust Indenture), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC (as defined in the Trust Indentures)) or any registration of any interest with the International Registry (as defined in the Trust Indentures) is necessary in order to establish and perfect the Indenture Trustee’s security interest in each Aircraft or the Indenture Trustee’s International Interest (as defined in the Trust Indentures) in each Airframe and Engine as against the Company and any other Person, in each case, in any applicable jurisdictions in the United States;

(vi) the Company is a U.S. Air Carrier (as defined in the Trust Indentures) and holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change (as defined in the Trust Indentures) to the Company;

(vi) the Company is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(vii) neither the Company nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security (as defined in the Trust Indentures) relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Trust Indentures, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act of 1933, as amended; and

(viii) the Indenture Trustee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of each Aircraft and to enforce any of its other rights or remedies as provided in the Trust Indentures in the event of a case under chapter 11 of the Bankruptcy Code in which the Company is a debtor.

(b) WTC represents and warrants that:

(i) WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Transaction Document to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, under this Agreement and each Transaction Document to which it will be a party;

(ii) the execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, of this Agreement and each other Transaction Document and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, of its obligations under this Agreement and each other Transaction Document have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes, and each other Transaction Document when executed and delivered by WTC will constitute, the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(c) The Class C Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.03 of the Trust Supplement are true and correct as of the date hereof.

(d) The Subordination Agent represents and warrants that:

(i) the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations under this Agreement and each other Transaction Document to which it is or will be a party;

(ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes, and each other Transaction Document to which it will be a party will constitute, the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement or any other Transaction Document to which it will be a party contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent’s articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv) neither the execution and delivery by the Subordination Agent of this Agreement or any other Transaction Document to which it will be a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers;

(v) there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Transaction Document to which it will be a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Series C Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement); and

(vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or any other Transaction Document to which it will be a party.

(e) Each of the Class A Pass Through Trustee and the Class B Pass Through Trustee represents and warrants that:

(i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out its obligations under this Agreement and each other Transaction Document to which it will be a party;

(ii) the execution and delivery by it of this Agreement and each of the other Transaction Documents to which it will be a party and the performance by it of its obligations hereunder and thereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes, and each of the other Transaction Documents to which it will be a party will constitute, the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(f) The Indenture Trustee represents and warrants that:

(i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out its obligations under this Agreement and each other Transaction Document to which it will be a party;

(ii) the execution and delivery by it of this Agreement and each of the other Transaction Documents to which it will be a party and the performance by it of its obligations hereunder and thereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes, and each of the other Transaction Documents to which it will be a party will constitute, the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(g) The Escrow Agent represents and warrants that:

(i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the “Escrow Agent Agreements”) and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

(ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(h) The Paying Agent represents and warrants that:

(i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each Escrow and Paying Agent Agreement (collectively, the “Paying Agent Agreements”) and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

(ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 4. Covenants. (a) The Company covenants with each of the other parties hereto that:

(i) subject to Section 4(a)(iii) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

(ii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Trust Indentures) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Indenture Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

(iii) Section 4.07 of each Trust Indenture is hereby incorporated by reference herein;

(iv) promptly upon the recordation of the Indenture Amendments pursuant to the Act, the Company shall cause Daugherty, Fowler, Peregrin, Haught & Jenson, special counsel in Oklahoma City, Oklahoma, to deliver to the Company, the Pass Through Trustees and the Indenture Trustee with respect to each Trust Indenture a favorable opinion or opinions addressed to each of them with respect to such recordation; and

(v) the Company shall not redeem and re-issue any Series B Equipment Notes or Series C Equipment Notes, unless it shall have obtained written confirmation from each Rating Agency that the reissuance of such Equipment Notes, as the case may be, will not result in (1) a reduction of the rating for any Class of Certificates then rated by any Rating Agency that will remain outstanding below the then current rating for such Class of Certificates or (2) a withdrawal or suspension of the rating of any Class of Certificates then rated by any Rating Agency that will remain outstanding. Any redemption or reissuance of the Series B Equipment Notes or Series C Equipment Notes shall be subject to the terms of Section 9.1(c) of the Intercreditor Agreement.

(vi) if (x) the Depositary’s short-term unsecured debt rating from Moody’s Investors Service, Inc. shall at any time fall below P-1 or its long-term credit rating from either Standard & Poor’s Ratings Services or Fitch Ratings Ltd. shall at any time fall below A- (such minimum ratings, the “Depositary Threshold Ratings”) or any such rating shall have been withdrawn or suspended or (y) the Company or the Depositary, in its sole discretion, gives written notice to the other of its election that the Depositary be replaced, the Company shall, within 30 days after such event occurring, cause the Depositary to be replaced with a depositary bank (a “Replacement Depositary”) on the following terms and preconditions:

(A) the Replacement Depositary must meet the Depositary Threshold Ratings and the Company shall have obtained written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced);

(B) the Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary and, except as expressly provided in clause (C) below, the Company shall pay any up-front fee of the Replacement Depositary and (without limitation of the foregoing) all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement;

(C) solely in the case of the Depositary making an election in its discretion that it be replaced (and without limitation of clause (A) above), (x) the notice given by the Depositary to the Company shall nominate a Replacement Depositary, which shall satisfy all of terms and preconditions of this Section 4(a)(vi) (and the Company shall have the right to utilize such nominee as the Replacement Depositary or to select another Replacement Depositary), (y) the fees, expenses, indemnities and other amounts payable to the Replacement Depositary upon its execution of the Replacement Deposit Agreement or thereafter shall not to any extent exceed those which would have been payable to the Depositary had such replacement not occurred (it being specifically understood and agreed that any up-front fee of the Replacement Depositary shall be paid by the replaced Depositary, provided that, if the Company selects a Replacement Depositary other than the nominee of the replaced Depositary and the upfront fee of such selection exceeds that of such nominee, the Company shall pay such excess), and (without limitation of the foregoing) the Depositary shall pay all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement, and (z) the Replacement Depositary shall be willing to enter into a Replacement Deposit Agreement for the Class C Certificates with the Escrow Agent having the same terms and conditions (including without limitation as to the interest to be paid on the Deposits) as the Deposit Agreements to which the Depositary is a party; and

(D) the Company or, in the case of the Depositary making an election that it be replaced (unless the Company shall have selected such Replacement Depositary), the Depositary, shall cause the Replacement Depositary to enter into a Replacement Deposit Agreement for the Class C Certificates with the Escrow Agent (and, upon request of the Company the Escrow Agent agrees to enter into any such Replacement Deposit Agreement) and shall cause the Replacement Depositary to deliver to the Company and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

Upon satisfaction of the foregoing conditions, the Company shall instruct the Class C Pass Through Trustee, and each such Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

Each of the parties hereto agrees, at the Company’s request, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

Upon the execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under its Deposit Agreements resulting from the delivery of any Withdrawal Notice delivered thereunder shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreements.

(vii) Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of the Company to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Company will, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to each Aircraft then subject to the lien of a Trust Indenture: (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the respective Trust Indentures to which such Aircraft are subject). As used in this sentence, the terms “Triggering Event”, “Indenture Default”, “Regular Distribution Date” shall have the respective meanings set forth in the Intercreditor Agreement as originally executed.

(b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a “citizen of the United States” as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 9.01 of any Trust Indenture then entered into, resign as Indenture Trustee in respect of such Trust Indenture.

SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

SECTION 6. [Intentionally Omitted].

SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, in whole or in part, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Pass Through Trustees and the Indenture Trustee, and the Company’s, the Subordination Agent’s, the Pass Through Trustees’ and the Indenture Trustee’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

(b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement and the Indenture Trustee and its successors as Indenture Trustee under each Trust Indenture.

(c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriter) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriter) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

US AIRWAYS, INC.

By	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer
Address:	111 West Rio Salado Parkway
Tempe, Arizona 85281
Attention: Treasurer
Facsimile: (480) 693-5886

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee, as Subordination Agent, as Indenture Trustee and Paying Agent

By	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President

Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President
Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140

SCHEDULE I to

Note Purchase Agreement

AIRCRAFT

Part A

Trust Indenture	Aircraft Type	Registration Number	Manufacturer’s Serial Number	Original Principal Amount of Series C Equipment Notes
Trust Indenture and Security Agreement (MSN 5588), dated as of May 17, 2013, between US Airways, Inc., as Owner and Wilmington Trust Company, as Indenture Trustee, as supplemented by the Trust Indenture and Security Agreement Supplement thereto, dated as of May 17, 2013.	A321-211	N152UW	5588	$6,495,000
Trust Indenture and Security Agreement (MSN 5594), dated as of May 15, 2013, between US Airways, Inc., as Owner and Wilmington Trust Company, as Indenture Trustee, as supplemented by the Trust Indenture and Security Agreement Supplement thereto, dated as of May 15, 2013.	A321-211	N153UW	5594	$6,495,000
Trust Indenture and Security Agreement (MSN 1415), dated as of May 23, 2013, between US Airways, Inc., as Owner and Wilmington Trust Company, as Indenture Trustee, as supplemented by the Trust Indenture and Security Agreement Supplement thereto, dated as of May 23, 2013.	A330-243	N286AY	1415	$13,558,000
Trust Indenture and Security Agreement (MSN 1417), dated as of May 30, 2013, between US Airways, Inc., as Owner and Wilmington Trust Company, as Indenture Trustee, as supplemented by the Trust Indenture and Security Agreement Supplement thereto, dated as of May 30, 2013.	A330-243	N287AY	1417	$13,558,000

Part B

Scheduled Delivery Months	Aircraft Type	Registration Number	Manufacturer’s Serial Number	Original Principal Amount of Series C Equipment Notes
June 2013	A321-211	N154UW	5644	$6,498,000
June 2013	A321-211	N155UW	5659	$6,498,000
July 2013	A321-211	N156UW	5684	$6,511,000
July 2013	A321-211	N157UW	5696	$6,511,000
August 2013	A321-231	N567UW	5728	$6,531,000
August 2013	A330-243	N288AY	1441	$13,649,000
October 2013	A330-243	N289AY	1455	$13,696,000

2

ANNEX A to

Note Purchase Agreement

DEFINITIONS

“Act” means 49 U.S.C. §§ 40101-46507.

“Aircraft” has the meaning set forth in the third recital to the Note Purchase Agreement.

“Aircraft Purchase Agreement” means that certain Amended and Restated Airbus A320 Family Purchase Agreement, dated as of October 2, 2007, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement).

“Applicable Pass Through Trustee” has the meaning provided in Section 1(b)(ii) of the Note Purchase Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated December 21, 2010, between the Company and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Phoenix, Arizona, or Wilmington, Delaware.

“Certificates” means the Class A Certificates, Class B Certificates and Class C Certificates.

“Certificateholder” means the Person in whose name a Certificate is registered in the Register.

“Class” means the class of Certificates issued by each Pass Through Trust.

“Class A Certificates” means Certificates issued by the Class A Pass Through Trust.

“Class A Deposit Agreement” means the Deposit Agreement (Class A), dated December 13, 2012, between the Escrow Agent and the Depositary.

“Class A Pass Through Trustee” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Class A/B Note Purchase Agreement” means the Note Purchase Agreement, dated December 13, 2012, as amended by Amendment No. 1 dated as of June 6, 2013, among the Company, WTC as pass through trustee under the pass through trust agreements referred to therein, the Subordination Agent, the Indenture Trustee, the Escrow Agent and the Paying Agent.

“Class B Certificates” means Certificates issued by the Class B Pass Through Trust.

“Class B Deposit Agreement” means the Deposit Agreement (Class B), dated December 13, 2012, between the Escrow Agent and the Depositary.

“Class B Pass Through Trustee” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Class C Certificates” means Certificates issued by the Class C Pass Through Trust.

“Class C Deposit Agreement” has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

“Class C Pass Through Trust” means a grantor trust created to facilitate the issuance and sale of Class C Certificates in connection with the issuance of Series C Equipment Notes.

“Class C Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of the Class C Pass Through Trust, together with the Basic Pass Through Trust Agreement.

“Class C Pass Through Trustee” means WTC, in its capacity as trustee under the Class C Pass Through Trust Agreement.

“Closing Notice” has the meaning set forth in Section 1A(b) of the Note Purchase Agreement.

“Company” means US Airways, Inc., a Delaware corporation.

“Cut-off Date” means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

“Delivery Date” means the Business Day on which an Aircraft is delivered to and accepted by the Company.

“Delivery Period Termination Date” means the earlier of (a) December 2, 2013 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (including any Substitute Aircraft in lieu of any Eligible Aircraft) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

“Deposits” has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

“Deposit Agreements” has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

“Depositary” means The Bank of New York Mellon.

“Depositary Threshold Ratings” has the meaning set forth in Section 4(a)(vi) of the Note Purchase Agreement.

“Equipment Notes” means and includes any equipment notes issued under any Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Trust Indenture) and any Equipment Note issued under any Trust Indenture in exchange for or replacement of any other Equipment Note.

“Escrow Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Escrow Agent Agreements” has the meaning set forth in Section 3(g)(i) of the Note Purchase Agreement.

“Escrow and Paying Agent Agreements” has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

“FAA” means the Federal Aviation Administration of the United States.

“Financing Agreements” means, collectively, the Participation Agreement, the Trust Indenture and the Equipment Notes issued thereunder.

“Funding Date” has the meaning set forth in Section 1A(b)(i) of the Note Purchase Agreement.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Guarantee” means the Guarantee dated as of December 13, 2012 from US Airways Group, Inc.

“Indenture Trustee” has the meaning set forth in the Financing Agreements.

“Initial Deposits” has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

“Intercreditor Agreement” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

“Issuance Date” means the date of the original issuance of the Certificates.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Liquidity Facility” has the meaning set forth in the tenth recital to the Note Purchase Agreement.

“Liquidity Provider” has the meaning set forth in the tenth recital to the Note Purchase Agreement.

“Manufacturer” means Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France, solely in its capacity as manufacturer or seller of Eligible Aircraft.

“New Aircraft” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement to which this Annex A is attached.

“Notice of Purchase Withdrawal” with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

“Operative Agreements” means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Equipment Notes, the Certificates and the Financing Agreements.

“Owned Aircraft” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Participation Agreement” means, the Participation Agreement substantially in the form of Exhibit B to the Note Purchase Agreement.

“Paying Agent Agreements” has the meaning set forth in Section 3(f)(i) of the Note Purchase Agreement.

“Pass Through Trust” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements referred to in the fourth recital to the Note Purchase Agreement, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Company and Pass Through Trustee.

“Pass Through Trustee” has the meaning set forth in the fourth paragraph of the Note Purchase Agreement.

“Paying Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Person” means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Fitch Ratings Ltd., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Rating Agency Confirmation” means, with respect to (1) any Financing Agreement or (2) a Substitute Aircraft, that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement, a written confirmation from each of the Rating Agencies that (1) the use of such Financing Agreement with such modifications or (2) the substituting of such Substitute Aircraft for a then current Eligible Aircraft, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates then rated by the Rating Agencies below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates then rated by the Rating Agencies.

“Register” means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

“Replacement Deposit Agreement” means, for each Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for such Class of Certificates as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for such Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Depositary, if applicable).

“Replacement Depositary” has the meaning set forth in Section 4(a)(vi) of the Note Purchase Agreement.

“Required Terms” means the terms set forth on Schedule III to the Note Purchase Agreement.

“Scheduled Closing Date” has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

“Section 1110” means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

“Series A Equipment Notes” means the “Series A Equipment Notes” as defined in each Trust Indenture entered into pursuant to the Note Purchase Agreement.

“Series B Equipment Notes” means the “Series B Equipment Notes” as defined in each Trust Indenture entered into pursuant to the Note Purchase Agreement.

“Series C Equipment Notes” means the “Series C Equipment Notes” as defined in each Trust Indenture entered into pursuant to the Note Purchase Agreement.

“Subordination Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Substitute Aircraft” has the meaning set forth in Section 1(g) of the Note Purchase Agreement.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

“Trust Indenture” means the Trust Indenture and Security Agreement substantially in the form of Exhibit C to the Note Purchase Agreement.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the pass through certificates of a class, (ii) the issuance of the pass through certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the pass through certificates of such class are established.

“Underwriters” has the meaning set forth in the seventh recital to the Note Purchase Agreement.

“Underwriting Agreement” has the meaning set forth in the seventh recital to the Note Purchase Agreement.

“WTC” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

EXHIBIT A to

Note Purchase Agreement

FORM OF PARTICIPATION AGREEMENT AMENDMENT

EXHIBIT B to

Note Purchase Agreement

FORM OF INDENTURE AMENDMENT

EXHIBIT C to

Note Purchase Agreement

FORM OF INTERCREDITOR AMENDMENT

EXHIBIT D to

Note Purchase Agreement

FORM OF OPINION OF LATHAM & WATKINS LLP

EXHIBIT E to

Note Purchase Agreement

FORM OF OPINION OF SQUIRE, SANDERS & DEMPSEY, L.L.P.

EXHIBIT F-1 to

Note Purchase Agreement

FORM OF OPINION OF MORRIS JAMES LLP

EXHIBIT F-2 to

Note Purchase Agreement

FORM OF OPINION OF MORRIS JAMES LLP

EXHIBIT G to

Note Purchase Agreement

FORM OF OPINION OF DAUGHERTY, FOWLER, PEREGRIN, HAUGHT & JENSON